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                                                                     Exhibit 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                          OPTIONSXPRESS HOLDINGS, INC.


FIRST:         The name of the Corporation is optionsXpress Holdings, Inc.

SECOND: The address of the Corporation's registered office in the State of Delaware is 9 E. Loockerman Street, Suite #1-B, Dover, County of Kent, Delaware 19001. The name of the Corporation's registered agent at such address is National Registered Agents, Inc.

THIRD: The nature of the business to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "GCL").

FOURTH:        A.    AUTHORIZED STOCK. The Corporation shall have authority to
               issue the following classes of stock, in the number of shares and at the par value as indicated opposite the name of the class:

                                     NUMBER OF
                                       SHARES       PAR VALUE
               CLASS                 AUTHORIZED     PER SHARE
               -----                 ----------     ---------
                 Common Stock        25,000,000     $  0.0001

                 Preferred Stock     10,000,000     $  0.0001

               B. DIVIDENDS. Subject to the rights of the holders, if any, of Preferred Stock, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be declared thereon by the Board of Directors of the Corporation (the "Board of Directors") and shall share equally on a per share basis in all such dividends.

               C. PREFERRED STOCK. Preferred Stock may be issued from time to time in one or more series. Subject to the other provisions of this Certificate and any limitations prescribed by law and subject to the rights of the holders, if any, of any outstanding Preferred Stock, the Board of Directors is authorized to provide for the issuance of and issue shares of the Preferred Stock in series and, by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Subject to the rights of the holders, if any, of any outstanding Preferred Stock, shares of each such series may (i) rank senior to, junior to or on a par with shares of any outstanding series of Preferred Stock as to the payment or the distribution of assets on liquidation; (ii) bear a stated dividend and/or rank senior to,

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               junior to or on a par with shares of any outstanding series of
               Preferred Stock as to the payment of dividends; (iii) be redeemable by the holder thereof, (iv) have voting or other rights with respect to the control of the Corporation which rank senior to, junior to or on a par with shares of any outstanding series of Preferred Stock; or (v) otherwise have rights, powers or preferences which are senior (or otherwise superior) to, junior to or on a par with shares of any outstanding series of Preferred Stock. Subject to the rights of the holders, if any, of any outstanding Preferred Stock, no consent of the holders of Common Stock or any outstanding series of Preferred Stock shall be required in connection with such authorization and issuance by the Board of Directors of any such series of Preferred Stock.

               The amendment of the terms of any certificate of designation of any series of the Corporation's Preferred Stock of which shares are outstanding shall require only the approval of the Board of Directors and the holders of a majority (or such greater number as may be required by the certificate of designation of such series) of the outstanding shares of such series of Preferred Stock (except as otherwise provided by the terms thereof or any other outstanding series of Preferred Stock or any agreement entered into by the Corporation with respect thereto). Except for holders of a series of Preferred Stock the terms of which are being amended, no approval of any holder of Common Stock or any other series of Preferred Stock shall be required unless such approval shall be required by law or by any certificate of designation of any series of Preferred Stock or otherwise by the terms of any such other series of Preferred Stock or any agreement entered into by the Corporation with respect thereto.

               D. SERIES A PREFERRED STOCK. Two million four hundred twenty-six thousand one hundred forty-three (2,426,143) shares of the Preferred Stock shall be designated Series A Preferred Stock. The Series A Preferred Stock shall have the following rights and preferences:

          Section 1 DIVIDENDS. The holders of the Series A Preferred Stock (the "Series A Preferred") shall be entitled to receive dividends at such times and in such amounts as may be declared on each share of the Series A Preferred (a "Share") by the Corporation's Board of Directors. In addition to any other dividends declared on the Series A Preferred, in the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property), other than (i) dividends payable solely in shares of Common Stock issued upon the Corporation's outstanding shares of Common Stock, (ii) the Net Book Value Dividend and (iii) any Stock Option Proceeds Dividend, then the Corporation shall also declare and pay to the holders of the Series A Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred had all of the outstanding Series A Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. Notwithstanding the

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foregoing or anything to the contrary herein, in the event that the Option
Adjustment Amount is a positive number, then immediately prior to, and contingent upon, the conversion of the Series A Preferred, the Corporation shall be permitted (one time only) to declare and pay a dividend (the "Option Adjustment Dividend") in the form of shares of Common Stock on each share of Common Stock, but excluding the Series A Preferred, then outstanding equal to
(a) the Option Adjustment Amount as of the time immediately prior to the conversion of the Series A Preferred, divided by (b) the aggregate number of shares of Common Stock, but excluding the Series A Preferred, issued and outstanding immediately prior to such conversion. No fractional shares of Common Stock shall be issued in connection with such Option Adjustment Dividend and all fractional interests in shares of Common Stock otherwise issuable in connection therewith shall be rounded up or down to the nearest whole share number (except that the total number of shares of Common Stock issued pursuant to such Option Adjustment Dividend shall not exceed the Option Adjustment Amount). If any fractional interest in a share of Common Stock would, but for the immediately preceding sentence, be delivered to any holders of outstanding Common Stock in connection with such Option Adjustment Dividend, the Corporation shall, in lieu of delivering a fractional share therefor, pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of such Option Adjustment Dividend.

          Section 2 LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of (i) the aggregate Liquidation Value of all Shares held by such holder (plus all declared and/or accrued and unpaid dividends thereon) and (ii) the amount which such holder would be entitled to receive upon such liquidation, dissolution or winding up if all of such holder's Series A Preferred Stock were converted into Conversion Stock immediately prior to such event, and the holders of Series A Preferred shall not be entitled to any further payment in respect thereof (PROVIDED THAT the Series A Preferred shall be subject to conversion at the option of the holder thereof pursuant to Section 6 below at any time prior to the consummation of such liquidation, dissolution or winding up). If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders of Series A Preferred based upon the aggregate Liquidation Value (plus all declared and/or accrued and unpaid dividends thereon) of the Series A Preferred held by each such holder. Not less than 30 days prior to the payment date stated therein, the Corporation shall deliver written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Junior Securities in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

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          Section 3    PRIORITY OF SERIES A PREFERRED ON DIVIDENDS AND
REDEMPTIONS. So long as any Series A Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, except, in each case, as expressly permitted pursuant to the terms of the Investor Rights Agreement or pursuant to an Option Adjustment Dividend.

          Section 4    REDEMPTIONS.

          4A.    SPECIAL REDEMPTIONS.

          (i) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred, and the Corporation shall give each holder of Series A Preferred prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Series A Preferred then outstanding may require the Corporation to redeem all or any portion of the Series A Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all declared and/or accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 15 days after receipt of the Corporation's notice and (b) ten days prior to the consummation of the Change in Ownership (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Series A Preferred within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) five days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Series A Preferred owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the occurrence of the Change in Ownership. If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred may rescind such holder's request for redemption by giving written notice of such rescission to the Corporation prior to the consummation of such transaction.

          (ii) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Series A Preferred not more than 30 days nor less than 15 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Series A Preferred prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of a majority of the Series A Preferred then outstanding may require the Corporation to redeem all or any portion of the Series A Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all declared and/or accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the

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Corporation. The Corporation shall give prompt written notice of such election to all other holders of Series A Preferred (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Series A Preferred owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Series A Preferred may rescind such holder's request for redemption by delivering written notice thereof to the Corporation prior to the consummation of the transaction.

          (iii) In the event of a Qualified Sale, the Corporation shall have the right (but not the obligation) to redeem all (but not less than all) of the Series A Preferred then outstanding (subject to the right of the holders thereof to convert such Series A Preferred pursuant to Section 6 below at any time prior to such redemption) from the holders thereof at a price per Share equal to the Liquidation Value thereof (plus all declared and/or accrued and unpaid dividends thereon) by giving written notice to the holders of the Series A Preferred of such election at least 14 days prior to the consummation of such Qualified Sale. Upon receipt of such election notice, each holder of Series A Preferred shall be obligated to sell to the Corporation (subject to the right of each such holder to convert such Series A Preferred pursuant to Section 6 below at any time prior to such redemption) all of its outstanding Shares of Series A Preferred upon the consummation of such Qualified Sale. If any proposed Qualified Sale does not occur, all elections to so redeem by the Corporation in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, the Corporation may rescind such election for redemption by delivering written notice thereof to the holders of the Series A Preferred prior to the consummation of the transaction.

          4B.    REDEMPTIONS UPON REQUEST. At any time after January 15, 2009 but prior to the date that is ten years after such date, in the event that a Qualified Sale, liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary) or Qualified Public Offering has not occurred prior to such date, the holders of a majority of the outstanding Series A Preferred may request redemption of all or any portion of their Shares of Series A Preferred by delivering written notice of such request to the Corporation. Within five days after receipt of such request, the Corporation shall give written notice of such request to all other holders of Series A Preferred, and such other holders may request redemption of all or any portion of their Shares of Series A Preferred by delivering written notice to the Corporation within ten days after receipt of the Corporation's notice. The Corporation shall be required to redeem all Shares with respect to which such redemption requests have been made at a price per Share equal to the Liquidation Value thereof (plus all declared and/or accrued and unpaid dividends thereon) within 30 days after receipt of the initial redemption request.

          4C.    REDEMPTION PAYMENTS. For each Share which is to be redeemed hereunder pursuant to Sections 4A, 4B or 8B, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share duly endorsed for transfer or accompanied by a duly executed stock power) an amount in immediately available funds equal to the Liquidation Value

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of such Share (plus all declared and/or accrued and unpaid dividends thereon), and such holder shall be obligated to deliver the certificate representing such Share, duly endorsed (or accompanied by a duly executed stock power) for transfer to the Corporation. If the funds of the Corporation legally available for redemption of Shares on any Redemption Date pursuant to Section 4(A)(i) or 4A(ii) are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall (subject to regulatory capital requirements) be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder (plus all declared and/or accrued and unpaid dividends thereon). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall (subject to regulatory capital requirements) immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          4D.    DETERMINATION OF THE NUMBER OF EACH HOLDER'S SHARES TO BE
REDEEMED. Except as otherwise provided herein, the number of Shares of Series A Preferred to be redeemed from each holder thereof in redemptions hereunder pursuant to Sections 4A, 4B or 8B shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

          4E.    REDEEMED OR OTHERWISE ACQUIRED SHARES. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

          Section 5    VOTING RIGHTS.

          5A.    ELECTION OF DIRECTORS. In the election of directors of the
Corporation, the holders of the Series A Preferred, voting separately as a single class to the exclusion of all other classes and series of the Corporation's capital stock and with each Share of Series A Preferred entitled to one vote, shall be entitled to elect (by majority vote) one director to serve on the Corporation's Board of Directors until his successor is duly elected by the holders of the Series A Preferred or he is removed (by majority vote) from office by the holders of the Series A Preferred. If the holders of the Series A Preferred for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of the Series A Preferred elect a director to fill such position and shall not be filled by resolution or vote of the Corporation's Board of Directors or the Corporation's other stockholders.

          5B.    OTHER VOTING RIGHTS. The holders of the Series A Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation's Bylaws, and in addition to any circumstances in which the holders of the Series A Preferred shall be entitled to vote as a separate class under the General Corporation Law of Delaware, the holders of the Series A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote

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together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Series A Preferred entitled to one vote for each share of Common Stock issuable upon conversion of the Series A Preferred as of the record date for such vote or, if no record date is specified, as of the date of such vote; PROVIDED, HOWEVER, that with respect to the election of Directors, other than pursuant to
Section 5A above, the Series A Preferred shall only vote with respect to the election of the Other Stockholder Directors and the Outside Director (as each such term is defined in the Stockholders Agreement) as and to the extent provided in the Stockholders Agreement.

          Section 6    CONVERSION.

          6A.    CONVERSION PROCEDURE.

          (i) At any time and from time to time (including, if a redemption notice has been delivered by the Corporation pursuant to Section 4A(iii) above, at any time prior to the consummation of any such Qualified Sale), any holder of Series A Preferred may convert all (but not less than all) of the Series A Preferred held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $36.4324 and dividing the result by the Conversion Price then in effect. The initial Conversion Price (prior to any adjustment thereof pursuant to Section 6B below) shall equate to each Share of Series A Preferred converting into one share of Conversion Stock.

          (ii) Except as otherwise provided herein, each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Series A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

          (iii) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Liquidation Value of such Share (plus all declared and/or accrued and unpaid dividends thereon), other than due to the failure of the holder of such Share to present the certificate therefor, duly endorsed for transfer or accompanied by a duly executed stock power, against such payment.

          (iv) Notwithstanding any other provision hereof, if a conversion of Series A Preferred is to be made in connection with a Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation or a holder of Series A Preferred, the conversion of any Shares of Series A Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such event or transaction, in which case such conversion shall not be deemed to be effective until immediately prior to (but conditioned upon) the consummation of such event or transaction.

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          (v)    As soon as reasonably possible after a conversion has been effected (but in any event within three (3) business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

                 (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                 (b) payment in an amount equal to all declared and/or accrued dividends with respect to each Share converted which have not been paid prior thereto, (provided that dividends declared prior to such conversion but payable on a date after such conversion is effected shall be paid with respect to each Share so converted when payable pursuant to such declaration), plus the amount payable under subparagraph (ix) below with respect to such conversion; and

                 (c) a certificate representing any Shares of Series A Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

          (vi) The issuance of certificates for shares of Conversion Stock upon conversion of Series A Preferred shall be made without charge to the holders of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

          (vii) The Corporation shall not close its books against the transfer of Series A Preferred or of Conversion Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation and the Corporation shall pay all filing fees and expenses payable by the Corporation in connection therewith).

          (viii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Series A Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by or through the Corporation. The Corporation shall take all such actions as may be reasonably necessary to assure that all such shares of Conversion Stock may be so issued without violation by the Corporation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be

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immediately delivered by the Corporation upon each such issuance); provided, however, that no registrations under applicable federal or state securities laws shall be required in connection therewith pursuant to this subparagraph (viii). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series A Preferred.

          (ix) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Series A Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

          6B.    CONVERSION PRICE. The initial Conversion Price shall be
$36.4324. If the Corporation at any time subdivides (by any stock split, stock dividend (other than an Option Adjustment Dividend), recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          6C.    ORGANIC CHANGE. Prior to the consummation of any Organic Change
(other than a Qualified Sale in connection with which a redemption election notice is delivered by the Corporation to the holders of the Series A Preferred pursuant to Section 4A(iii) above), the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that the Series A Preferred shall not be cancelled or retired as a result of such Organic Change and each of the holders of the Series A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that the provisions of this Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Series A Preferred. The Corporation shall not effect any such consolidation, merger or sale (other than a Qualified Sale in connection with which a redemption election notice is delivered by the Corporation to the holders of the Series A Preferred pursuant to Section 4A(iii) above), unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          6D.    NOTICES. Immediately upon any adjustment of the Conversion
Price, the Corporation shall give written notice thereof to all holders of Series A Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment. The Corporation shall give

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written notice to all holders of Series A Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation. The Corporation shall also give written notice to the holders of Series A Preferred at least 20 days prior to the date on which any Organic Change shall take place.

          6E.    MANDATORY CONVERSION. The Corporation may at any time require the conversion of all of the outstanding Series A Preferred hereunder if the Corporation is at such time effecting a firm commitment underwritten Public Offering of shares of its Common Stock which is underwritten by a nationally recognized investment bank in which (i) the aggregate price paid by the public for the shares shall be at least $75,000,000 and (ii) the price per share paid by the public for such shares shall be at least 200% of the Conversion Price in effect immediately prior to the closing of the sale of such shares pursuant to the Qualified Public Offering (a "Qualified Public Offering"). Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Qualified Public Offering and upon written notice of such mandatory conversion delivered to all holders of Series A Preferred at least seven days prior to such closing. Any such mandatory conversion shall occur automatically without the need for any further action or the payment of any further consideration.

          Section 7 PURCHASE RIGHTS. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock other than pursuant to an Option Adjustment Dividend (the "Purchase Rights"), then each holder of Series A Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series A Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          Section 8    EVENTS OF NONCOMPLIANCE.

          8A.    DEFINITION. An Event of Noncompliance shall have occurred if:

          (i) the Corporation fails to make any redemption or any other payment with respect to the Series A Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject; or

          (ii) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days. For purposes of this subparagraph 8A(ii), neither bX Holdings, Inc. nor brokersXpress, Inc. (or their successors) shall be considered a material Subsidiary of the Corporation.

          8B.    CONSEQUENCES OF EVENTS OF NONCOMPLIANCE.

          (i) If any Event of Noncompliance of the type described in subparagraph 8A(i) has occurred and is continuing, the Series A Preferred shall thereafter accrue dividends on a daily basis at the rate of 7.0% per annum of the Liquidation Value thereof (compounded annually). Thereafter, until such time as no Event of Noncompliance exists, such dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of two (2) percentage points (but in no event shall such dividend rate exceed 11%). Any dividend accrual resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists and any dividends which have accrued on the Series A Preferred pursuant to this paragraph shall be payable as and when provided in this Article IV.

          (ii) If an Event of Noncompliance of the type described in subparagraph 8A(ii) has occurred, the holder or holders of a majority of the Series A Preferred then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series A Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all declared and/or accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Series A Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series A Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Series A Preferred as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

          (iii) If any Event of Noncompliance exists, each holder of Series A Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law. The matters described in paragraph
8 A shall constitute Events of Noncompliance whatever the reason or cause for any such Event of Noncompliance and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and regardless of the effects of any subordination provisions.

          Section 9 REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office a register for the registration of Series A Preferred. Upon the surrender of any certificate representing Series A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate.

          Section 10 REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (PROVIDED THAT if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          Section 11   DEFINITIONS.

          "CHANGE IN OWNERSHIP" means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof (other than in connection with a Qualified Public Offering) which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the holders of Common Stock and Series A Preferred as of the closing under the Recapitalization Agreement, owning more than 50% of the Corporation's Common Stock (assuming conversion of the Series A Preferred) at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances.

          "COMMON STOCK" means the Corporation's Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "CONVERSION STOCK" means shares of the Corporation's Common Stock, par value $.0001 per share; PROVIDED THAT if there is a change such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series A Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable for Common Stock.

          "FUNDAMENTAL CHANGE" means (a) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business consistent with past practice) and (b) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms and relative priorities of the Series A Preferred are not changed and the Series A Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of Common Stock and Series A Preferred as of the closing under the Recapitalization Agreement shall continue to own more than 50% of the Corporation's Common Stock (assuming conversion of the Series A Preferred).

          "INVESTOR RIGHTS AGREEMENT" means that certain Investor Rights Agreement, dated as of January 15, 2004 by and among the Corporation and the other Persons named therein, as such agreement may be amended or modified from time to time in accordance with its terms.

          "JUNIOR SECURITIES" means any capital stock or other equity securities of the Corporation, except for the Series A Preferred.

          "LIQUIDATION VALUE" of any Share as of any particular date shall be equal to $36.4324.

          "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series A Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Series A Preferred. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

          "NET BOOK VALUE DIVIDEND" has the meaning given to such term in the Recapitalization Agreement.

          "OPTION ADJUSTMENT AMOUNT" means a number of shares of Common Stock equal to (a) 398,216 (PROVIDED THAT, if the Corporation at any time subdivides (by any stock split, stock dividend or otherwise) or combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a greater or lesser number of shares, such number shall be proportionally increased or decreased, as applicable), LESS (b) the aggregate number of shares of Common Stock issued by the Corporation pursuant to exercise of Options by employees, directors, independent contractors or consultants of the Corporation after the date of the Recapitalization Agreement and the aggregate number of shares of Common Stock issued by the Corporation as "restricted stock" to employees, directors, independent contractors or consultants of the Corporation after the date of the Recapitalization Agreement and the total number of Repurchased Options repurchased and cancelled pursuant to the Recapitalization Agreement, less (c) the aggregate number of shares of Common Stock issuable upon exercise of Options issued to employees, directors, independent contractors or consultants of the Corporation and outstanding as of the date of determination. In the event that the Option Adjustment Amount otherwise determined pursuant to clauses (a), (b) and (c) above results in a number of shares of Common Stock greater than 141,000 (as such number may be proportionately increased or decreased under the circumstances described in the parenthetical clause in clause (a) above), then the Option Adjustment Amount shall be further reduced (but not below 141,000 shares (as such number may be subject to proportionate increases or decreases as described above)) by an aggregate number of shares of Common Stock determined by dividing (x) the aggregate "strike" price for (A) all of the Corporation's granted but unvested options as of the Closing Date (as defined in the Recapitalization Agreement) which were not exercised prior to the date of determination and (B) all of the Corporation's vested options not exercised as of the Closing Date (as defined in the Recapitalization Agreement) which were not exercised prior to the date of determination, plus interest on such aggregate "strike" prices at the Applicable Rate (as defined in the Recapitalization Agreement) from the Closing Date (as defined in the Recapitalization Agreement) to the date of such determination, by (y) the Market Price per share of Common Stock as of such date of determination.

          "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

          "ORGANIC CHANGE" means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PUBLIC OFFERING" means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

          "QUALIFIED PUBLIC OFFERING" has the meaning given to such term in
Section 6E.

          "QUALIFIED SALE" has the meaning given to such term in the Investor Rights Agreement.

          "RECAPITALIZATION AGREEMENT" means that certain Stock Purchase and Recapitalization Agreement, dated as of December 17, 2003 by and among the Corporation and the other Persons named therein, as such agreement may be amended or modified from time to time in accordance with its terms.

          "REDEMPTION DATE" as to any Share means the close of business on the date specified in the notice of any redemption at the holder's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all declared and/or accrued and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "STOCKHOLDERS AGREEMENT" means that certain Stockholders Agreement, dated as of January 15, 2004 by and among the Corporation and the other Persons named therein, as such agreement may be amended or modified from time to time in accordance with its terms.

          "STOCK OPTION PROCEEDS DIVIDEND" means a cash dividend declared and paid by the Corporation, from time to time prior to the conversion of the Series A Preferred, upon the then-outstanding shares of Common Stock (but specifically excluding any shares of Common Stock issuable upon conversion of the Series A Preferred) in an aggregate amount equal to the cash proceeds received by the Corporation at such time upon the exercise of stock options granted by the Corporation after the Closing (as defined in the Recapitalization Agreement) for the purchase of not more than an aggregate of 141,000 shares of Common Stock (as such number of shares shall be appropriately adjusted for any stock splits or stock combinations following such Closing).

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one, or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

          Section 12 AMENDMENT AND WAIVER. No amendment, modification, alteration, repeal or waiver of any provision of Sections 1 to 13 hereof shall be binding or effective without the prior written consent of the holders of a majority of the Series A Preferred outstanding at the time such action is taken; PROVIDED THAT no amendment, modification, alteration, repeal or waiver of the terms or relative priorities of the Series A Preferred may be accomplished by the merger, consolidation or other transaction of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of a majority of the Series A Preferred then outstanding.

          Section 13 NOTICES. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

FIFTH: The name and mailing address of the Corporation's incorporator is:

          Thaddine G. Gomez       c/o Kirkland & Ellis, LLP
                                  200 E. Randolph Drive, Ste. 5400
                                  Chicago, Illinois 60601

SIXTH: In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation.

SEVENTH: A director of the Corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor, in the absence of fraud, shall a director of the Corporation be liable to account to the Corporation for any profit realized by him or her from or through any transaction or contract of the Corporation by reason of the fact that such director, or any firm of which such director is a member or any corporation of which such director is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in a manner provided in the GCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.

EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the GCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation (with the holders of the Corporation's outstanding Series A Preferred being considered to be a class of stockholders of the Corporation for this purpose and being entitled to vote as a separate class for this purpose), as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

NINTH: The Board of Directors may adopt a resolution proposing to amend alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute.

TENTH: ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended GCL. Any repeal or modification of this Article X by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ELEVENTH:      The Corporation shall:

               (a) indemnify, to the fullest extent permitted by the GCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

               (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

               (c) indemnify any director against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, to the extent that a director of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article XI (a) and (b), or in defense of any claim, issue or matter therein; and

               (d) make any indemnification under Article XI (a) and (b) (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the director is proper in the circumstances because such director has met the applicable standard of conduct set forth in Article XI (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation; and

               (e) pay expenses incurred by a director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that such director is not entitled to be indemnified by the Corporation as authorized in Article XI herein; and

               (f) not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Article XI herein exclusive of any other rights to which those seeking indemnification' or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a director's official capacity and as to action in another capacity while holding such office; and

               (g) have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of Article XI herein; and

               (h) deem the provisions of this Article XI to be a contract between the Corporation and each director who serves in such capacity at any time while this Article XI is in effect and any repeal or modification of this Article XI shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. The provisions of Article XI herein shall not be deemed to be a contract between the Corporation and any directors of any other Corporation (the "Second Corporation") which shall merge into or consolidate with this Corporation when this Corporation shall be the surviving or resulting Corporation, and any such directors of the Second Corporation shall be indemnified to the extent required under the GCL only at the discretion of the board of directors of this Corporation; and

               (i) continue the indemnification and advancement of expenses provided by, or granted pursuant to, Article XI herein, unless otherwise provided when authorized, as to a person who has ceased to be a director of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, -SIGNATURE PAGE FOLLOWS]

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          I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 7th day of June, 2004.

                                       /S/ THADDINE G. GOMEZ
                                       -----------------------------
                                       Thaddine G. Gomez
                                       Sole Incorporator

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